EXHIBIT 10.1

ACQUISITION AGREEMENT AND EXCHANGE OF SHARES

THIS ACQUISITION AGREEMENT (“Agreement”), is entered into by and between Golden Star Enterprises Ltd. (“GSPT”, “Company”), a publicly traded company incorporated under the laws of the State of Delaware,  and Enigmai Ltd. (“Enigmai”), a corporation incorporated under the laws of Israel, on this 3rd day of November with an effective date of the 27th day of October 2020.

WHEREAS, GSPT desires to acquire Enigmai, and Enigmai desires to be acquired by GSPT, and the shareholders of Enigmai (“Enigmai Shareholders”) do hereby authorize and approve of the acquisition of Enigmai by GSPT (“Acquisition”), on the terms and conditions set forth in this Agreement;

WHEREAS, the parties have agreed to effectuate the aforementioned Acquisition of Enigmai through the issuance of twenty million (20,000,000) GSPT’s unregistered, restricted Common Shares in exchange for all of the issued and outstanding shares of Enigmai; and

WHEREAS, the Company and Enigmai each deem it advisable and in their best interests to effect the Acquisition contemplated by this Agreement.

In consideration of the mutual covenants contained herein, GSPT and Enigmai hereby agree as follows:

ARTICLE 1

TERMS OF THE ACQUISITION

1.1 Acquisition. At the Effective Time (as hereinafter defined in paragraph 1.2 of this Agreement), upon the terms and subject to the conditions of this Agreement, GSPT shall acquire Enigmai in accordance with the Delaware Corporation Act (the “Delaware Act”) and the Delaware Corporations Code ("Delaware Code").

1.2 Effective Time. Subject to the terms and conditions of this Agreement, the Acquisition shall become effective upon the execution of this Agreement and once a treasury issuance  of Common Shares has been executed by GSPT. The time when the Acquisition shall become effective is herein referred to as the “Effective Time,” and the date on which the Effective Time occurs is herein referred to as the “Closing Date” (as defined herein in paragraph 1.3). The closing of the Acquisition (the “Closing”) shall occur as soon as practicable after:

1.2.1 Execution of this Agreement;

1.2.2 Satisfactory completion by each party hereto of the due diligence investigation of each such other party to this Agreement;

1.2.3 Satisfaction of all conditions to closing set forth in Article 4, “Conditions Precedent to Obligations of GSPT” and Article 5, “Conditions Precedent to the Obligations of Enigmai and the Enigmai Shareholders”; and

1.3 Closing. The Closing Date shall be no later than November 3, 2020. Any further extension of the Closing Date may be made only with the written consent of GSPT, Enigmai and the Enigmai Shareholders.

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1.4 Acquisition Consideration; Issuance of Shares. The total consideration by GSPT to be paid to the shareholders of Enigmai, or their assigns, in connection to the Acquisition of Enigmai shall be the issuance of twenty million (20,000,000) unregistered, restricted Common Shares of GSPT (“GSPT Shares”), par value $0.0001 to the Enigmai Shareholders.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF ENIGMAI AND ITS SHAREHOLDERS

Enigmai, and its Shareholders represent and warrant to GSPT as follows to all Sections:

2.1 Validity of Agreement. This Agreement is valid and binding upon Enigmai, and its Shareholders, and neither the execution nor delivery of this Agreement by such parties nor the performance by such parties of any of their covenants or obligations hereunder will constitute a material default under any contract, agreement or obligation to which any of them is a party or by which they or any of their respective properties are bound. This Agreement is enforceable severally against Enigmai, and its Shareholders, in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors’ rights generally.

2.2 Organization and Good Standing. Enigmai is a corporation duly organized and existing in good standing under the laws of Israel. Enigmai has full corporate power and authority to carry on its business as now conducted and to own and operate the software platform and associated assets now owned and operated by it. Enigmai is duly qualified to transact business in Israel and in all jurisdictions in which the business or ownership of its property and/or assets makes it necessary so to qualify, except for jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter.

2.3 Subsidiaries. Enigmai has no subsidiaries.

2.4 Ownership and Authority. The execution, delivery and performance of this Agreement by Enigmai has been duly authorized by its Board of Directors and all other required corporate approvals have been obtained. This Agreement is valid and binding upon Enigmai, and its Shareholders, and is enforceable against Enigmai, and its Shareholders, in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors’ rights generally. The execution, delivery and performance of this Agreement by Enigmai will not result in the violation or breach of any term or provision of charter instruments applicable to Enigmai or constitute a material default under any material indenture, mortgage, deed of trust or other contract or agreement to which Enigmai, or its Shareholders, is a party or by which Enigmai or any of its properties is bound and will not cause the creation of a lien or encumbrance on any properties owned by or leased to or by Enigmai.

2.5 Liabilities and Obligations. Except to the extent set forth in Enigmai financial statements or disclosed in the Enigmai Disclosure Schedule, Enigmai has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) secured by a pledge or a lien on any of its assets.

2.6 Financial Statements. The financial statements for Enigmai (Enigmai Financial Statements) have been prepared from the books and records of Enigmai by its independent public accountants. Enigmai Financial Statements (i) are true, complete, and correct, and fairly present the financial condition and assets and liabilities or the results of operations of Enigmai as of the dates thereof and for the periods indicated in conformity with generally accepted accounting principles consistently applied, and (ii) contain and reflect all necessary adjustments for fair and accurate presentation of the financial condition as of such dates. There has not been any change between the date of Enigmai Financial Statements and the date of this Agreement which has had an adverse effect on the financial position or results of operations of Enigmai. Except as and to the extent reflected or reserved against in such Enigmai Financial Statements, or otherwise expressly disclosed therein, Enigmai has no liabilities or obligations, contingent or otherwise, of a nature required to be reflected in Enigmai Financial Statements in accordance with generally accepted accounting principles consistently applied.

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2.7 Absence of Certain Changes. During the period from the date of this Agreement through and including the Closing Date, Enigmai has not:

2.7.1 Suffered any adverse change affecting its assets, liabilities, financial condition or business except in the ordinary course of business;

2.7.2 Made any change in the compensation payable or to become payable to any of its employees or agents, or made any bonus payments or compensation arrangements to or with any of its employees or agents, whether direct or indirect, except in the ordinary course of business consistent with past practices;

2.7.3 Paid or declared any dividends, distributions or other payments due or owing to Shareholders or redeemed or repurchased (or agreed to redeem or repurchase) any of its capital stock;

2.7.4 Issued any stock, or granted any stock options or warrants to purchase stock or issued any securities convertible into common stock of Enigmai;

2.7.5 Sold or transferred any of its assets or canceled any indebtedness or claims owing to it, except in the ordinary course of business and consistent with its past practices;

2.7.6 Sold, assigned or transferred any formulas, inventions, patents, patent applications, trademarks, trade names, copyrights, licenses, computer programs or software, know- how or other intangible assets;

2.7.7 Amended or terminated any contract, agreement or license to which it is a party otherwise than in the ordinary course of business or as may be necessary or appropriate for the consummation of the transactions described herein;

2.7.8 Borrowed any money or incurred, directly or indirectly (as a guarantor or otherwise), any indebtedness in excess of $10,000, except in the ordinary course of business and consistent with its past practices;

2.7.9 Discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities shown in the Financial Statements or current liabilities incurred since such date in the ordinary course of business, consistent with its past practices;

2.7.10 Mortgaged, pledged or subjected to lien, charge or other encumbrance any of its assets, except in the ordinary course of business and consistent with its past practices; or

2.7.11 Entered into or committed to any other transaction other than in the ordinary course of business, consistent with past practices.

2.8 Taxes. Enigmai has filed all requisite tax reports or forms that Enigmai is required to file since its inception.  There are no outstanding tax balances owed by Enigmai.

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2.9 Accounts Receivable/Payable. Enigmai has accounts receivable in the normal course and associated deferred revenue, further there are accounts payable incurred in the normal course. There have been no material adverse changes since September 30, 2020 in any accounts receivable or other debts due Enigmai or the allowances with respect thereto or accounts payable of Enigmai from that reflected in the most recently published Financial Statements.

2.10 Material Documents. Set forth in Section 2.10 of the Enigmai Disclosure Schedule is a complete list of all material contracts to which Enigmai is a party. All such documents listed in Section 2.10 of the Enigmai Disclosure Schedule are valid and enforceable and copies of such material documents (or, with the consent of GSPT, forms thereof) as have been requested by GSPT have been provided to GSPT. Except as disclosed in Section 2.10 of the Enigmai Disclosure Schedule, neither Enigmai nor any of the other parties thereto, is or will be, merely with the passage of time, in default under any such material document nor is there any requirement for any of such material documents to be novated or to have the consent of the other contracting party in order for such material documents to be valid, effective and enforceable by Enigmai after the Closing Date as it was immediately prior thereto.

2.11 Intellectual Properties. Except as set forth in Section 2.11 of the Enigmai Disclosure Schedule, Enigmai has no interest in and owns no domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service mark registrations and applications and copyright registrations and applications owned or used by Enigmai in the operation of its business (collectively, the “Intellectual Property”). No Intellectual Property, other than as set forth on Section 2.11 of the Enigmai Disclosure Schedule, is required or used in the operation of the business of Enigmai. There are no pending, or, to the knowledge of Enigmai, threatened claims of infringement upon the rights to the Intellectual Property or any intellectual property rights of others.

2.12 No Default. Enigmai is not in material default under any provision of any contract, commitment, or agreement respecting Enigmai or its assets to which Enigmai is a party or by which it is bound.

2.13 Litigation. There are no lawsuits, arbitration actions or other proceedings (equitable, legal, administrative or otherwise) pending or, threatened, and there are no investigations pending or threatened against Enigmai which relate to and could have a material adverse effect on the properties, business, assets or financial condition of Enigmai or which could adversely affect the validity or enforceability of this Agreement or the obligation or ability of Enigmai to perform its obligations under this Agreement or to carry out the transactions contemplated by this Agreement.

2.14 Finders. Enigmai does not owe any fees or commissions, or other compensation or payments to any broker, finder, financial consultant, or similar person claiming to have been employed or retained by or on behalf of Enigmai in connection with this Agreement or the transactions contemplated hereby.

2.15 Compliance With Laws. Enigmai has conducted and is continuing to conduct its business in compliance with, and is in compliance with, all applicable statutes, orders, rules and regulations promulgated by governmental authorities relating in any respect to its operations, conduct of business or use of properties, except where noncompliance with any such statutes, orders, rules or regulations would not have an adverse effect on Enigmai or its results of operations. Such statutes, orders, rules or regulations include, but are not limited to, any applicable statute, order, rule or regulation relating to (i) wages, hours, hiring, nondiscrimination, retirement, benefits, pensions, working conditions, and worker safety and health; (ii) air, water, toxic substances, noise, or solid, gaseous or liquid waste generation, handling, storage, disposal or transportation; (iii) zoning and building codes; (iv) the production, storage, processing, advertising, sale, distribution, transportation, disposal, use and warranty of products; or (v) trade and antitrust regulations. The execution, delivery and performance of this Agreement by Enigmai and the consummation by Enigmai of the transactions contemplated by this Agreement will not, separately or jointly, violate, contravene or constitute a default under any applicable statutes, orders, rules and regulations promulgated by governmental authorities or cause a lien on any property used, owned or leased by Enigmai to be created thereunder. To the knowledge of Enigmai, there are no proposed changes in any applicable statutes, orders, rules and regulations promulgated by governmental authorities that would cause any representation or warranty contained in this Section 2.17 to be untrue or have an adverse effect on its operations, conduct of business or use of properties.

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2.16 Filings. Enigmai has made all filings and reports required under all local, state and federal laws with respect to its business and of any predecessor entity or partnership, except filings and reports in those jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders the required filings or reports unnecessary as a practical matter.

2.17 Certain Activities. Enigmai has not, directly or indirectly, engaged in or been a party to any of the following activities:

2.17.1 Bribes, kickbacks or gratuities to any person or entity, including domestic or foreign government officials or any other payments to any such persons or entity, whether legal or not legal, to obtain or retain business or to receive favorable treatment of any nature with regard to business (excluding commissions or gratuities paid or given in full compliance with applicable law and constituting ordinary and necessary expenses incurred in carrying on its business in the ordinary course);

2.17.2 Contributions (including gifts), whether legal or not legal, made to any domestic or foreign political party, political candidate or holder of political office;

2.17.3 Holding of or participation in bank accounts, funds or pools of funds created or maintained in the United States or any foreign country, without being reflected on the corporate books of account, or as to which receipts or disbursements therefrom have not been reflected on such books, the purpose of which is to obtain or retain business or to receive favorable treatment with regard to business;

2.17.4 Receiving or disbursing monies, the actual nature of which has been improperly disguised or intentionally misrecorded on or improperly omitted from the corporate books of account;

2.17.5 Paying fees to domestic or foreign consultants or commercial agents which exceed the reasonable value of the ordinary and customary consulting and agency services purported to have been rendered;

2.17.6 Paying or reimbursing (including gifts) personnel of Enigmai for the purpose of enabling them to expend time or to make contributions or payments of the kind or for the purposes referred to in Subparagraphs 2.17.1 through 2.17.5 above;

2.17.7 Participating in any manner in any activity which is illegal under the international boycott provisions of the Export Administration Act, as amended, or the international boycott provisions of the Internal Revenue Code, or guidelines or regulations thereunder; and

2.17.8 Making or permitting unlawful charges, mischarges or defective or fraudulent pricing under any contract or subcontract under a contract with any department, agency or subdivision thereof, of the United States government, state or municipal government or foreign government.

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2.18 Employment Relations. Enigmai is in compliance with all applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; no unfair labor practice complaint against Enigmai is pending; there is no labor strike, dispute, slow down or stoppage actually pending or threatened against or involving Enigmai; no labor representation question exists respecting the employees of Enigmai; no grievance which might have an adverse effect upon Enigmai or the conduct of its business exists; no arbitration proceeding arising out of or under any collective bargaining agreement is currently being negotiated by Enigmai; and Enigmai has not experienced any material labor difficulty during the last three (3) years.

2.19 Articles of Incorporation and Bylaws. Enigmai has heretofore delivered to GSPT true, accurate and complete copies of the Articles of Incorporation and Bylaws of Enigmai, together with all amendments to each of the same as of the date hereof.

2.20 Corporate Minutes. The minute books of Enigmai provided to GSPT at the Closing are the correct and only such minute books and do and will contain, in all material respects, complete and accurate records of any and all proceedings and actions at all meetings, including written consents executed in lieu of meetings of its shareholders, Board of Directors and committees thereof through the Closing Date. The stock records of Enigmai delivered to GSPT at the Closing are the correct and only such stock records and accurately reflects all issues and transfers of record of the capital stock of Enigmai.

2.21 Default on Indebtedness. Enigmai is not in default under any evidence of indebtedness for borrowed money.

2.22 Indebtedness. Neither Enigmai Shareholders nor any corporation or entity with which they are affiliated are indebted to Enigmai, and Enigmai has no indebtedness or liability to any Shareholder or any corporation or entity with which they are affiliated.

2.23 Governmental Approvals. Except as set forth in Section 2.23 of the Enigmai Disclosure Schedule, no consent, approval or authorization of, or notification to or registration with, any governmental authority, either federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by Enigmai.

2.24 Investment Intent. Enigmai Shareholders are taking the GSPT Shares for their own account and for investment, with no present intention of dividing their interest with others or of reselling or otherwise disposing of all or any portion of the GSPT Shares other than pursuant to available exemptions under applicable securities laws. Enigmai Shareholders do not intend to sell the GSPT Shares, either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance. Enigmai Shareholders have no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of the GSPT Shares. Enigmai Shareholders are not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the GSPT Shares. Enigmai Shareholders possess the experience in business in which GSPT is involved necessary to make an informed decision to acquire the GSPT Shares and the Enigmai Shareholders have the financial means to bear the economic risk of the investment in the GSPT Shares as of the Closing Date. The Enigmai Shareholders have been represented by legal counsel and have consulted with financial advisors to the extent they deemed necessary. The Enigmai Shareholders have received and read the Disclosure Statement of GSPT including its financial statements and all reports filed with OTCMarkets, as defined in Section 3.6, “Securities Filings; Financial Statements,” and any additional information they have requested. The Enigmai Shareholders have had the opportunity to ask questions of the directors and officers of GSPT concerning GSPT.

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2.25 Completeness of Representations and Schedules. The Disclosure Schedule and Exhibits hereto completely and correctly present in all material respects the information required by this Agreement. This Agreement, any Schedules and Exhibits to be delivered under this Agreement and the representations and warranties of this Article 2 and the documents and written information pertaining to Enigmai and Enigmai Shareholders furnished to GSPT and their respective agents by or on behalf of, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make this Agreement, or such certificates, schedules, documents or written information, not misleading.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF GSPT

GSPT represents and warrants to Enigmai as follows to all sections:

3.1 Organization and Good Standing.

3.1.1 GSPT is a corporation duly organized and existing in good standing under the laws of the State of Delaware. GSPT has full corporate power and authority to carry on its business as now conducted. GSPT is duly qualified to transact business in the State of Delaware and in all states and jurisdictions in which the business or ownership of properties or assets makes it necessary so to qualify (other than in jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter).

3.1 Finders. No agent, broker, person or firm acting on behalf of GSPT is, or will be, entitled to any commission or broker’s or finder’s fees from any of the parties to this Agreement, or from any person controlling, controlled by or under common control with any of the parties to this Agreement, in connection with any of the transactions contemplated in this Agreement.

3.2 Authority and Consent. The execution, delivery and performance of this Agreement by GSPT has been duly authorized by its Board of Directors. This Agreement is valid and binding upon GSPT, subject to shareholder approval, and is enforceable against GSPT in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors’ rights generally. GSPT has read and understands this Agreement, has consulted legal and accounting representatives to the extent deemed necessary and has the capacity to enter into this Agreement and to carry out the transactions contemplated hereby without the consent of any third party, except shareholder approval.

3.3 Validity of Agreement. Neither the execution nor the delivery of this Agreement by GSPT, nor the performance by GSPT of any of the covenants or obligations to be performed by GSPT hereunder, will result in any violation of any order, decree or judgment of any court or other governmental body, or statute or law applicable to GSPT, or in any breach of any terms or provisions of the Articles of Incorporation or the Bylaws of GSPT, or constitute a default under any indenture, mortgage, deed of trust or other contract to which GSPT is a party or by which GSPT is bound.

3.4 Government Approvals. No consent, approval or authorization of, or notification to or registration with, any governmental authority, either federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by GSPT.

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3.5 Securities Filings; Financial Statements. GSPT has made available to Enigmai a Disclosure Statement and true and complete copies of all reports, statements and registration statements and amendments thereto filed by GSPT with OTCMarkets since December 31, 2019 (the “OTC Reports”). As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the OTC Reports (including all schedules thereto and disclosure documents incorporated by reference therein), contains any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the OTC Reports as of the time of filing or as of the date of the last amendment thereof, if amended after filing, complied in all material respects with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), as applicable. The financial statements of GSPT included in the OTC Reports fairly present in conformity in all material respects with GAAP applied on a consistent basis the financial position of GSPT as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

3.6 Capitalization. The authorized capital stock of GSPT consists of 500,000,000 shares of Common Stock, $0.0001 par value per share, 20,160,926 shares of which are issued and outstanding (“Outstanding GSPT Shares”). The Outstanding GSPT Shares constitute the only outstanding shares of the capital stock of GSPT of any nature whatsoever, voting and non-voting. The Outstanding GSPT Shares are validly issued, fully paid and non-assessable and are subject to no restrictions on transfer.

3.7 Subsidiaries. GSPT has two subsidiaries: 100% interest in PD Oil & Gas, Inc. (inactive), and a 100% interest in Cardstakes.com Enterprises Ltd. (inactive). Other than the subsidiaries noted herein, GSPT does not own five percent (5%) or more of the securities having voting power of any corporation (or would own such securities in such amount upon the closing of any existing purchase obligations for securities).

3.8 Absence of Certain Changes. During the period from the date of this Agreement through and including the Closing Date, GSPT has not:

3.8.1 Suffered any adverse change affecting its assets, liabilities, financial condition or business except in the ordinary course of business;

3.8.2 Made any change in the compensation payable or to become payable to any of its employees or agents, or made any bonus payments or compensation arrangements to or with any of its employees or agents, whether direct or indirect, except in the ordinary course of business consistent with past practices;

3.8.3 Sold or transferred any of its assets or canceled any indebtedness or claims owing to it, except in the ordinary course of business and consistent with its past practices;

3.8.4 Sold, assigned or transferred any formulas, inventions, patents, patent applications, trademarks, trade names, copyrights, licenses, computer programs or software, know- how or other intangible assets;

3.8.5 Amended or terminated any contract, agreement or license to which it is a party otherwise than in the ordinary course of business or as may be necessary or appropriate for the consummation of the transactions described herein;

3.8.6 Borrowed any money or incurred, directly or indirectly (as a guarantor or otherwise), any indebtedness in excess of $5,000, except in the ordinary course of business and consistent with its past practices;

3.8.7 Discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities shown in the Financial Statements or current liabilities incurred since such date in the ordinary course of business, consistent with its past practices;

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3.8.8 Mortgaged, pledged or subjected to lien, charge or other encumbrance any of its assets, except in the ordinary course of business and consistent with its past practices; or

3.8.9 Entered into or committed to any other transaction other than in the ordinary course of business, consistent with past practices.

3.10 Title to Properties and Assets. GSPT presently owns or leases real property from which it conducts its business and owns or leases certain personal property. GSPT has good and marketable title to all real and personal property reflected on its books and records as owned by it or otherwise required or used in the operation of its business, free and clear of all security interests, liens, encumbrances, mortgages or charges of any nature. Set forth in Section 3.10 of the GSPT Disclosure Schedule is a list of property leased by GSPT. Such improved real property or tangible personal property is in good operating condition and repair, and suitable for the purpose for which it is being used, subject in each case to consumption in the ordinary course, ordinary wear and tear and ordinary repair, maintenance and periodic replacement.

3.11 Intellectual Properties. GSPT has no interest in and owns no domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service mark registrations and applications and copyright registrations and applications owned or used by GSPT in the operation of its business (collectively, the “Intellectual Property”). No GSPT Intellectual Property is required or used in the operation of the business of GSPT. There are no pending or threatened claims of infringement upon the GSPT Intellectual Property or upon the rights to any intellectual property of others.

3.12 No Default. GSPT is not in default under any provision of any contract, commitment, or agreement respecting GSPT, or any of its respective assets to which GSPT is, or are party to, or by which it is bound.

3.13 Litigation. There are no lawsuits, arbitration actions or other proceedings (equitable, legal, administrative or otherwise) pending or, threatened, and there are no investigations pending or threatened against GSPT which relate to and could have a material adverse effect on the properties, business, assets or financial condition of GSPT or which could adversely affect the validity or enforceability of this Agreement or the obligation or ability of GSPT to perform its obligations under this Agreement or to carry out the transactions contemplated by this Agreement.

3.14 Compliance with Laws. GSPT has conducted and continues to conduct its businesses in compliance with, and is in compliance with, all applicable statutes, orders, rules and regulations promulgated by governmental authorities relating in any respect to its operations, conduct of business or use of properties, except where noncompliance with any such statutes, orders, rules or regulations would not have an adverse effect on GSPT, or its results of operations. Such statutes, orders, rules or regulations include, but are not limited to, any applicable statute, order, rule or regulation relating to (i) wages, hours, hiring, nondiscrimination, retirement, benefits, pensions, working conditions, and worker safety and health; (ii) air, water, toxic substances, noise, or solid, gaseous or liquid waste generation, handling, storage, disposal or transportation; (iii) zoning and building codes; (iv)the production, storage, processing, advertising, sale, distribution, transportation, disposal, use and warranty of products; or (v) trade and antitrust regulations. The execution, delivery and performance of this Agreement by GSPT and the consummation by GSPT of the transactions contemplated by this Agreement will not, separately or jointly, violate, contravene or constitute a default under any applicable statutes, orders, rules and regulations promulgated by governmental authorities or cause a lien on any property used, owned or leased by GSPT to be created thereunder. There are no proposed changes in any applicable statutes, orders, rules and regulations promulgated by governmental authorities that would cause any representation or warranty contained in this Section 3.15 to be untrue or have an adverse effect on its operations, conduct of business or use of properties.

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3.15 Filings. GSPT has made all filings and reports required under all local, state and federal laws with respect to its business and of any predecessor entity or partnership, except filings and reports in those jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders the required filings or reports unnecessary as a practical matter.

3.16 Certain Activities. GSPT has not, directly or indirectly, engaged in or been a party to any of the following activities:

3.16.1 Bribes, kickbacks or gratuities to any person or entity, including domestic or foreign government officials or any other payments to any such persons or entity, whether legal or not legal, to obtain or retain business or to receive favorable treatment of any nature with regard to business (excluding commissions or gratuities paid or given in full compliance with applicable law and constituting ordinary and necessary expenses incurred in carrying on its business in the ordinary course);

3.16.2 Contributions (including gifts), whether legal or not legal, made to any domestic or foreign political party, political candidate or holder of political office;

3.16.3 Holding of or participation in bank accounts, funds or pools of funds created or maintained in the United States or any foreign country, without being reflected on the corporate books of account, or as to which receipts or disbursements therefrom have not been reflected on such books, the purpose of which is to obtain or retain business or to receive favorable treatment with regard to business;

3.16.4 Receiving or disbursing monies, the actual nature of which has been improperly disguised or intentionally misrecorded on or improperly omitted from the corporate books of account;

3.16.5 Paying fees to domestic or foreign consultants or commercial agents which exceed the reasonable value of the ordinary and customary consulting and agency services purported to have been rendered;

3.16.6 Paying or reimbursing (including gifts) personnel of GSPT for the purpose of enabling them to expend time or to make contributions or payments of the kind or for the purposes referred to in Subparagraphs 3.16.1 through 3.16.5 above;

3.16.7 Participating in any manner in any activity which is illegal under the international boycott provisions of the Export Administration Act, as amended, or the international boycott provisions of the Internal Revenue Code, or guidelines or regulations thereunder; and

3.16.8 Making or permitting unlawful charges, mischarges or defective or fraudulent pricing under any contract or subcontract under a contract with any department, agency or subdivision thereof, of the United States government, state or municipal government or foreign government.

3.17 Employment Relations. GSPT is in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; no unfair labor practice complaint against GSPT is pending before the National Labor Relations Board; there is no labor strike, dispute, slow down or stoppage actually pending or threatened against or involving GSPT; no labor representation question exists respecting the employees of GSPT; no grievance which might have an adverse effect upon GSPT or the conduct of its business exists; no arbitration proceeding arising out of or under any collective bargaining agreement is currently being negotiated by GSPT; and GSPT has not experienced any material labor difficulty during the last three (3) years.

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3.18 Articles of Incorporation and Bylaws. GSPT has heretofore delivered to Enigmai true, accurate and complete copies of their respective Articles of Incorporation and Bylaws, together with all amendments to each of the same as of the date hereof.

3.19 Corporate Minutes. The minute books of GSPT provided to Enigmai at the Closing are the correct and only such minute book and do and will contain, in all material respects, complete and accurate records of any and all proceedings and actions at all meetings, including written consents executed in lieu of meetings of its shareholders, Board of Directors and committees thereof through the Closing Date. The stock records of GSPT delivered to Enigmai at the Closing are the correct and only such stock records and accurately reflects all issues and transfers of record of the capital stock of GSPT.

3.20 Default on Indebtedness. GSPT is not in default under any evidence of indebtedness for borrowed money.

3.21 Agreements, Judgment and Decrees. GSPT is not subject to any agreement, judgment or decree adversely affecting its ability to enter into this Agreement, or to consummate the transactions contemplated herein.

3.22 Governmental Approvals. No consent, approval or authorization of, or notification to or registration with, any governmental authority, either federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by GSPT.

3.23 Licenses, Permits and Required Consents. GSPT has all required franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations and permits (“Authorizations”) necessary to the conduct of its business as currently conducted or proposed to be conducted. All Authorizations relating to the business of GSPT are in full force and effect, no violations have been made in respect thereof, and no proceeding is pending or threatened which could have the effect of revoking or limiting any such Authorizations and the same will not cease to remain in full force and effect by reason of the transactions contemplated by this Agreement.

3.24 Employment and Consulting Agreements. GSPT does not have any outstanding employment or consulting agreement, written or oral, with any employee or third party.

3.25 Completeness of Representations and Schedules. This Agreement, any Schedules and Exhibits to be delivered under this Agreement and the representations and warranties of this Article 3, and the documents and written information pertaining to furnished to Enigmai or its agents and the Shareholders by or on behalf of GSPT, and the GSPT Principal Shareholders , do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make this Agreement, or such certificates, schedules, documents or written information, not misleading.

ARTICLE 4

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF GSPT

The obligations of GSPT and pursuant to this Agreement are, at the option of GSPT, subject to the fulfillment by Enigmai, and its Shareholders, and to the satisfaction of GSPT on or before the Closing Date of each of the following conditions:

4.1 Execution of this Agreement. Enigmai has duly executed and delivered this Agreement to GSPT, and all corporate action required to consummate the Acquisition and the transactions contemplated hereby shall have been duly and validly taken.

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4.2 Representations and Warranties Accurate. All representations and warranties of Enigmai contained in this Agreement shall have been true in all material respects as of the Closing Date.

4.3 Performance of Enigmai. Enigmai, and its Shareholders, shall have performed and complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them.

4.4 Intellectual Property. All trademarks, trade names, service marks, licenses or other rights that Enigmai uses in connection with its business shall be free and clear of any encumbrances, controversies, infringement or other claims or obligations on the Closing Date.

4.5 Obligations to Third Parties. There shall be no loans or obligations outstanding from Enigmai to any third party, except those incurred in the ordinary course of business or as otherwise disclosed to GSPT.

4.6 Approval of Acquisition. The Acquisition shall have been duly approved by the Board of Directors of GSPT and the majority Shareholders pursuant to the Delaware Act.

4.7 Legal Prohibition; Regulatory Consents. On the Closing Date, there shall exist no injunction or final judgment, law or regulation prohibiting the consummation of the transactions contemplated by this Agreement. Any required governmental or regulatory consents shall have been obtained.

4.8 No Adverse Change. There shall not have occurred any material adverse change in the assets, business, condition or prospects of Enigmai.

ARTICLE 5

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ENIGMAI

The obligations of Enigmai under this Agreement are, at the option of Enigmai, subject to the fulfillment by GSPT and to the satisfaction of Enigmai, and its Shareholders, on or before the Closing Date of each of the following conditions:

5.1 Execution and Approval of Agreement. GSPT shall have duly executed and delivered this Agreement to Enigmai and all corporate action required to consummate the Acquisition and the transactions contemplated hereby shall have been duly and validly taken.

5.2 GSPT Shares. The GSPT Shares received by Enigmai Shareholders shall be free and clear of any liens, encumbrances or other obligations, except as may be imposed pursuant to the Securities Act.

5.3 Representations and Warranties. The representations and warranties made to Enigmai and its Shareholders in this Agreement or in any document, statement, list or certificate furnished pursuant hereto shall be true and correct as of the Closing Date.

5.4 Financial and Other Conditions. GSPT shall have no contingent or other liabilities connected with its business, except as disclosed in the Financial Statements or which otherwise have been incurred in the ordinary course of business. The review of the business, premises and operations of GSPT and the Financial Statements by the Company at its expense shall be satisfactory to Enigmai and shall not have revealed any matter which, in the sole judgment of Enigmai, makes the Acquisition on the terms herein set forth inadvisable for Enigmai.

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5.5 Approval of Acquisition. The Acquisition shall have been duly approved by Enigmai Board of Directors and majority Shareholders of Enigmai pursuant to the laws of Israel .

5.6 Securities Filings. GSPT shall have filed all required periodic reports under the Securities Exchange Act of 1934 (the “Exchange Act”) and shall have made all other such filings with the OTCMarkets and state securities regulators as may be required by applicable state and federal law, or as soon as practicable upon securing OTCMarket access.

ARTICLE 6

INDEMNIFICATION

6.1 Survival of Representations, Warranties and Certain Covenants. The representations and warranties made by the parties in this Agreement and all of the covenants of the parties in this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall expire on the twelve-month anniversary of the Closing Date. Any claim for indemnification shall be effective only if notice of such claim is given by the party claiming indemnification or other relief on or before October 15, 2021.

6.2 Indemnification by GSPT. GSPT agrees to indemnify and hold Enigmai and its Shareholders harmless, from and after the Closing Date, against and in respect of all matters in connection with any losses, liabilities or damages (including reasonable attorneys’ fees) incurred by Enigmai and its Shareholders resulting from any misrepresentation or breach of the warranties made by GSPT in Article 3, "Representations and Warranties of GSPT" or any breach or nonfulfillment of any agreement, covenant, representation or warranty on the part of GSPT contained in this Agreement or any liabilities, obligations and commitments, and all suits, actions, proceedings, demands, judgments, costs and expenses incident to the foregoing matters, including reasonable attorneys’ fees. No claim for indemnification may be made under this Section 6.2 after October 27, 2021.

6.3 Arbitration. If Enigmai or its Shareholders believe that a matter has occurred that entitles them to indemnification under Section 6.2, “Indemnification by GSPT,” Enigmai or Enigmai Shareholders, as the case may be (the “Indemnified Party”), shall give written notice to the party or parties against whom indemnification is sought (each of whom is referred to herein as an “Indemnifying Party”) describing such matter in reasonable detail. The Indemnified Party shall be entitled to give such notice prior to the establishment of the amount of its losses, liabilities, costs or damages, and to supplement its claim from time to time thereafter by further notices as they are established. Each Indemnifying Party shall send a written response to such claim for indemnification within thirty (30) days after receipt of the claim stating its acceptance or objection to the indemnification claim, and explaining its position in respect thereto in reasonable detail. If such Indemnifying Party does not timely so respond, it will be deemed to have accepted the Indemnified Party’s indemnification claim as specified in the notice given by the Indemnified Party. If the Indemnifying Party gives a timely objection notice, then the parties will negotiate in good faith to attempt to resolve the dispute, and upon the expiration of an additional thirty (30) day period from the date of the objection notice or such longer period as to which the Indemnified and Indemnifying Parties may agree, any such dispute shall be submitted to arbitration in Delaware, to a member of the American Arbitration Association mutually appointed by the Indemnified Party and Indemnifying Party (or, in the event the Indemnified Party and Indemnifying Party cannot agree on a single such member, to a panel of three members of such Association selected in accordance with the rules of such Association), who shall promptly arbitrate such dispute in accordance with the rules of such Association and report to the parties upon such disputed items, and such report shall be final, binding and conclusive on the parties. Judgment upon the award by the arbitrator(s) may be entered in any court having jurisdiction. The prevailing party in any such arbitration shall be entitled to recover from, and have paid by, the other party hereto all fees and disbursements of such arbitrator or arbitrators. For this purpose, a party shall be deemed to be the prevailing party only if such party would be deemed to be a prevailing party under Section 6.7, "Definition of Prevailing Parties."

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6.4 Finders Fee. Enigmai and Enigmai Shareholders acknowledge that GSPT will pay a 10% finder’s fee by the issuance of two million (2,000,000) shares of its restricted, unregistered common stock to two arm’s length third parties: Dmitry Solomovich as to 1,000,000 common shares and Nimrod Moatty as to 1,000,000 common shares, relative to the acquisition by GSPT of Enigmai.

6.5 Third Person Claim Procedures. If any third person asserts a claim against an Indemnified Party in connection with the matter involved in such claim, the Indemnified Party shall promptly (but in no event later than ten (10) days prior to the time at which an answer or other responsive pleading or notice with respect to the claim is required) notify the Indemnifying Party of such claim. The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving prompt notice to the Indemnified Party that it will do so, such election to be made and notice given in any event at least five (5) days prior to the time at which an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, the Indemnifying Party may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval, not to be unreasonably withheld), will be responsible for the expenses of such defense, and shall be bound by the results of its defense or settlement of the claim to the extent it produces damage or loss to the Indemnified Party. The Indemnifying Party shall not settle such claims without prior notice to and consultation with the Indemnified Party and no such settlement involving any injunction or material and adverse effect on the Indemnified Party may be agreed to without its consent. As long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. If the Indemnifying Party does not make such election, or having made such election does not proceed diligently to defend such claim prior to the time at which an answer or other responsive pleading or notice with respect thereto is required, or does not continue diligently to contest such claim, then the Indemnified Party may take over defense and proceed to handle such claim in its exclusive discretion, and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. The parties agree to cooperate in defending such third party claims, and the defending party shall have access to records, information and personnel in control of the other part which are pertinent to the defense thereof.

6.6 Limitation of Remedies. No party to this Agreement shall be liable to any other party or parties or have any remedies against any other party or parties under this Agreement other than as provided in this Article 6. The parties understand that this Agreement requires that all disputed claims shall be submitted to arbitration in accordance with Section 6.3, “Arbitration.”

6.7 Definition of Prevailing. Notwithstanding any of the other provisions hereof, in the event of arbitration and/or litigation with respect to the interpretation or enforcement of this Agreement or any provisions hereof, the prevailing party in any such matter shall be entitled to recover from the other party their or its reasonable costs and expense, including reasonable attorneys’ fees, incurred in such arbitration and/or litigation. For purposes of this Agreement, a party shall be deemed to be the prevailing party only if such party (A)(i) receives an award or judgment in such arbitration and/or litigation for more than 50% of the disputed amount involved in such matter, or (ii) is ordered to pay the other party less than 50% of the disputed amount involved in such matter or (B)(i) succeeds in having imposed a material equitable remedy on the other party (such as an injunction or order compelling specific performance), or (ii) succeeds in defeating the other party’s request for such an equitable remedy.

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ARTICLE 7

RISK OF LOSS

The risk of loss or destruction of all or any part of Enigmai properties or assets prior to the Closing Date from any cause (including, without limitation, fire, theft, acts of God or public enemy) shall be upon Enigmai and Enigmai Shareholders. Such risk shall be upon GSPT if such loss occurs after the Closing Date.

ARTICLE 8

CERTAIN COVENANTS OF THE PARTIES

8.1 Expenses and Fees. Each party shall be solely responsible for its own costs and expenses (including legal expenses, accounting expenses and brokers or finders fees and expenses), and the costs and expenses of its affiliates, in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement. No party shall have any obligation for paying such expenses or costs of any other party.

8.2 Public Announcements. The parties agree that no public release, announcement or any other disclosure concerning any of the transactions contemplated hereby shall be made or issued by any party without the prior written consent of GSPT and Enigmai (which consent shall not be unreasonably withheld or delayed), except to the extent such release, announcement or disclosure may be required by applicable laws, in which case the person required to make the release, announcement or disclosure shall allow GSPT or Enigmai, as applicable, reasonable time to comment on such release, announcement or disclosure in advance of such issuance or disclosure; provided, however, that no notice is required if the disclosure is determined by GSPT’s legal counsel to be required under federal or state securities laws or exchange regulation applicable to GSPT.

8.3 Operations Pending Closing. Each of Enigmai, on one hand, and GSPT, on the other hand, covenants that from the date hereof through the Closing Date, except as otherwise provided in this Agreement; or with the prior written consent of the other parties, which shall not be unreasonably withheld or delayed, shall:

8.3.1 not undertake any transactions or enter into any contracts, commitments or arrangements other than in the ordinary course of business, use its good faith efforts to preserve the present Business and organization of such party, and to preserve the goodwill of others having business relationships with such party;

8.3.2 not enter into, renew, extend, modify, terminate, waive or diminish any right under any material lease, contract or other instrument, except in the ordinary course of business; and

8.3.3 not allow any of such parties’ assets or properties to become subject to any Encumbrance that does not exist as of the date of this Agreement, except in the ordinary course of business.

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8.4 Due Diligence Investigation. Each party shall afford to the officers, employees and authorized representatives of the other (including independent public accountants and attorneys) complete access to the offices, properties, books, records, tax returns, financial records (including computer files, retrieval programs and similar documentation), employees and business of such party subject to reasonable prior notice and shall furnish to such party and its authorized representatives such additional information concerning the assets, properties and operations as shall be reasonably requested, including all such information as shall be necessary or appropriate to enable such party or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants contained in this Agreement have been complied with, and to determine whether the conditions set forth in Article 4 or 5 have been satisfied. Each party shall ensure that all third-party representatives of each, including without limitation accountants and attorneys, fully cooperate and are available to the other party in connection with such investigation, and each party shall bear its own costs and expenses in connection with the same. Any such investigation shall be conducted in a manner that would not interfere unreasonably with the operations of the other party.

8.5 Further Assurances. Each of the parties hereto shall, at any time, and from time to time, either before or after the Closing Date, upon the request of the appropriate party, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances and assurances as may be reasonably required to complete the transactions contemplated in this Agreement. After the Closing Date, each party shall use its good faith efforts to assure that any necessary third party shall execute such documents and do such acts and things as the other party may reasonably require for the purpose of giving each party the full benefit of all the provisions of this Agreement and as may be reasonably required to complete the transactions contemplated in this Agreement.

8.6 Actions of the Parties.

8.6.1 No Actions Constituting a Breach. From the date hereof through the Closing Date, neither Enigmai will take or knowingly permit to be done any action in the conduct of the business of Enigmai, nor will GSPT take any action, which would be in breach of its obligations herein, and each of the parties hereto shall cause the deliveries for which such party is responsible at the Closing to be duly and timely made.

8.6.2 Notification of Breaches. From the date hereof through the Closing Date, each party will promptly notify the other party in writing if any such party becomes aware of any fact or condition that causes or constitutes a breach of any of its representations and warranties as of the date of this Agreement. During the same period, each party will promptly notify the other party of the occurrence of any breach of any covenant of such party in this Article 8.

8.7 Compliance With Conditions. Each party hereto agrees to cooperate fully with each other party and shall use its good faith efforts to cause the conditions precedent for which such party is responsible to be fulfilled. Each party hereto further agrees to use its good faith efforts to consummate this Agreement and the transactions contemplated in this Agreement as promptly as possible.

ARTICLE 9

MISCELLANEOUS

9.1 Termination.

9.1.1 General. This Agreement and the transactions contemplated hereby may be terminated prior to the Closing: (i) by the mutual written consent of the parties; (ii) by written notice from either party in the event of a material breach of this Agreement by the other party; provided that the party wishing to terminate this Agreement has notified the other party in writing of such breach and such breach has continued without cure for a period of thirty (30) calendar days after the notice of breach; or (iii) by written notice from GSPT if the Closing has not occurred by November 10, 2020, subject to the provisions of Section 1.3, "Closing," of this Agreement.

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9.1.2 Effect of Termination. If any party terminates this Agreement pursuant to this Article 9, all rights and obligations of the parties hereunder shall terminate without any liability of any party to the other except for such damages arising out of, related to, or in connection with, breaches of representations, warranties, covenants, or agreements which shall have occurred prior to such termination. Except, as set forth in the immediately preceding sentence, this Section shall not be deemed to release any party from any liability for any breach by such party of the representations, warranties, covenants or agreements which shall have occurred prior to such termination.

9.2 Binding Agreement. The parties covenant and agree that this Agreement, when executed and delivered by the parties, will constitute a legal, valid and binding agreement between the parties and will be enforceable in accordance with its terms.

9.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors. This Agreement cannot be assigned without the consent of Enigmai.

9.4 Entire Agreement. This Agreement and its exhibits and schedules constitute the entire contract among the parties hereto with respect to the subject matter thereof, superseding all prior communications and discussions and no party hereto shall be bound by any communication on the subject matter hereof unless such is in writing signed by any necessary party thereto and bears a date subsequent to the date hereof. The exhibits and schedules shall be construed with and deemed as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Information set forth in any exhibit, schedule or provision of this Agreement shall be deemed to be set forth in every other exhibit, schedule or provision of this Agreement and therefore shall be deemed to be disclosed for all purposes of this Agreement.

9.5 Modification. This Agreement may be waived, changed, amended, discharged or terminated only by an agreement in writing signed by the party against whom enforcement of any waiver, change, amendment, discharge or termination is sought.

9.6 Notices. All notices, requests, demands and other communications shall be deemed to have been duly given three (3) days after postmark of deposit in the United States mail, if mailed, certified or registered mail, postage prepaid, and by email, by confirmation of receipt:

If to:

Enigmai Ltd.

4 Ehud Manor,

Kfar Yona, Israel, 4037003

Attn: Mr. Ofir Herzas

If to:

Golden Star Enterprises Ltd.

6490 W. Desert Inn Rd.

Las Vegas, NV 89146

Attn: Mr. Robert Klein

or to such other address as any party shall designate to the other in writing. The parties shall promptly advise each other of changes in addresses for such notices.

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9.7 Choice of Law and Jurisdiction. This Agreement shall be governed by, construed, interpreted and enforced according to the laws of the State of Delaware. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Paragraph 9.6, “Notices,” such service to become effective ten (10) days after such mailing.

9.8 Severability. If any portion of this Agreement shall be finally determined by any court or governmental agency of competent jurisdiction to violate applicable law or otherwise not to conform to requirements of law and, therefore, to be invalid, the parties will cooperate to remedy or avoid the invalidity, but, in any event, will not upset the general balance of relationships created or intended to be created between them as manifested by this Agreement and the instruments referred to herein. Except insofar as it would be an abuse of the foregoing principle, the remaining provisions hereof shall remain in full force and effect.

9.9 Other Documents. The parties shall upon reasonable request of the other, execute such documents as may be necessary or appropriate to carry out the intent of this Agreement.

9.10 Headings and the Use of Pronouns. The section headings hereof are intended solely for convenience of reference and shall not be construed to explain any of the provisions of this Agreement. All pronouns and any variations thereof and other words, as applicable, shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or matter may require.

9.11 No Waiver and Remedies. No failure or delay on a party’s part to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by a party of a right or remedy hereunder preclude any other or further exercise. No remedy or election hereunder shall be deemed exclusive, but it shall, wherever possible, be cumulative with all other remedies in law or equity.

9.12 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.13 Further Assurances. Each of the parties hereto shall use commercially practicable efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence (including obtaining any consents necessary for the performance of such party’s obligations hereunder) and to consummate the transactions contemplated hereby, and shall execute and deliver such further instruments and provide such documents as are necessary to effect this Agreement.

9.14 Rules of Construction. The normal rules of construction which require the terms of an agreement to be construed most stringently against the drafter of such agreement are hereby waived since each party have had the opportunity to be represented by counsel in the drafting and negotiation of this Agreement.

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9.15 Third Party Beneficiaries. Each party hereto intends this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day first above written.

GOLDEN STAR ENTERPRISES LTD

By:	/s/ Robert Klein
Robert Klein, CEO, President and Director

ENIGMAI LTD.

By:	/s/ Ofir Herzas
Ofir Herzas, Chief Executive Officer

ENIGMAI SHAREHOLDERS:

By:	/s/ Ilan Regev
Ilan Regev – 5% shareholder

By:	/s/ Itiel Efrat
Itiel Efrat – 5% shareholder

By:	/s/ Gilad Pinhas
Gilad Pinhas– 5% shareholder

By:	/s/ Nimrod Elmish
Nimrod Elmish – 5% shareholder

By:	/s/ Adir Iakya
Adir Iakya – 40% shareholder

By:	/s/ Ofir Herzas
Ofir Herzas – 40% shareholder

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Addendum No. 1

Dated December 29, 2020 to that certain Acquisition Agreement and Exchange of Shares (the “Agreement”) originally dated as of the 27th day of October, 2020 by and between Golden Star Enterprises Ltd. (“GSPT”), a company incorporated under the laws of the State of Delaware and Enigmai Ltd. (“Enigmai”), a company incorporated under the laws of the country of Israel, individually referred to as “Party” and collectively as the “Parties”.

Whereas subsequent to the closing of the Agreement and issuance of the GSPT Shares to the Enigmai Shareholders, it was discovered that the share issuance resolution contained an error with respect to the number of shares of GSPT issued to two Enigmai Shareholders;

Whereas the Parties now wish to correct that error as follows:

(i)

Yaron Gal Weis who was issued a total of 2,800,000 unregistered, restricted shares of the Common stock of GSPT on or about November 24, 2020, hereby agrees to return 2,000,000 shares to treasury for cancelation and issuance to Ofir Herzas;

(ii)

Ofir Herzas, who was issued a total of 6,000,000 unregistered, restricted shares of the Commmon stock of GSPT on or about November 24, 2020, shall be issued a further 2,000,000 unregistered, restricted shares of the Common stock of GSPT;

(iii)	The cancelation and issuance of the aforementioned 2,000,000 shares of GSPT shall be effective as of the original issuance date, or November 24, 2020;

All other terms and conditions as contained in the Agreement remain in full force and effect.

This Addendum No. 1 shall be appended to and form a part of the Agreement and shall become effective on December 29, 2020.

*****Signature Page to Follow*****

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IN WITNESS WHEREOF the parties hereto have caused this Addendum No. 1 to be duly executed and delivered as of the day and year first written above.

GOLDEN STAR ENTERPRISES LTD.

/s/ Eliav Kling
Eliav Kling
CEO and Director

/s/Yaron Gal Weis
YARON GAL WEIS

/s/ Ofir Herzas
OFIR HERZAS

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